Exhibit (h)(83)

                           FORM OF AMENDED SCHEDULE A

      THIS SCHEDULE A, amended and restated as of __________ , 2006, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between PFPC Inc. and The RBB Fund, Inc.

                               LIST OF PORTFOLIOS

          Money Market Portfolio

          Baker 500 Growth Fund
          Bogle Investment Management Small Cap Growth Fund

          Robeco Boston Partners Large Cap Value Fund
          Robeco Boston Partners Mid Cap Value Fund
          Robeco Boston Partners All-Cap Fund
          Robeco Boston Partners Small Cap Value Fund II (formerly the Micro Cap Value Fund)
          Robeco Boston Partners Long/Short Equity Fund (formerly the Market Neutral Fund)

          Robeco WPG Core Bond Fund
          Robeco WPG Large Cap Growth Fund
          Robeco WPG Tudor Fund

          n/i Growth Fund
          n/i Mid Cap Fund (formerly the n/i Growth & Value Fund) n/i Emerging Growth Fund (formerly the n/i Micro Cap Fund) n/i Small Cap Value Fund

          Schneider Small Cap Value Fund
          Schneider Value Fund

          Institutional Liquidity Fund for Credit Unions
          Liquidity Fund for Credit Union Members

          Senbanc Fund

          Bear Stearns Fund

PFPC INC.

By:    _________________________

Name:  _________________________

Title: _________________________

THE RBB FUND, INC.

By:    _________________________

Name:  _________________________

Title: _________________________